Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2012 Second Quarter Results

Q2 2012 Net Income of $14.3 million, or $0.04 per diluted share
Q2 2012 Net New Orders up 45% vs. Q2 2011

IRVINE, CALIFORNIA, July 26, 2012.  Standard Pacific Corp. (NYSE: SPF) today announced results for the second quarter ended June 30, 2012.

2012 Second Quarter Highlights and Comparisons to the 2011 Second Quarter:

•	Net income of $14.3 million, or $0.04 per diluted share, vs. net loss of $10.5 million, or $0.03 per diluted share
•	Net new orders of 1,108, up 45%
•	Backlog of 1,266 homes, up 62%
•	157 average active selling communities, up 3%
•	Homebuilding revenues up 35%
o	Average selling price of $337 thousand, up 1%
o	815 new home deliveries, up 34%
•	Gross margin from home sales of 20.5%, compared to 17.0% (20.0%* excluding impairments in Q2 2011)
•	SG&A rate from home sales of 15.3%, a 350 basis point improvement
•	Operating cash outflows of $56.6 million, a $65.4 million improvement from $122.0 million
o	$131.1 million of land purchases and development costs, compared to $123.8 million
•	Adjusted Homebuilding EBITDA of $41.8 million*, or 15.2%* of homebuilding revenues, compared to $23.7 million*, or 11.6%* of homebuilding revenues
•	Homebuilding cash balance of $317 million

Scott Stowell, the Company’s Chief Executive Officer and President commented, “We are pleased that the positive momentum we experienced during the first quarter of 2012 continued into the second quarter.  We earned $14.3 million, or $0.04 cents per share, with deliveries up 34%, revenues up 35%, orders up 45% and homes in backlog up 62% over the prior year period.  Our solid second quarter results reflect the execution of our strategy and continued improvement in housing market conditions during the quarter.”

Home sale revenues for the 2012 second quarter increased 35% from $204.2 million for the 2011 second quarter to $274.9 million, primarily due to a 34% increase in new home deliveries (excluding joint ventures) to 815 homes.  The increase in new home deliveries was driven by a 55% increase in the number of homes in backlog at the beginning of the quarter as compared to the prior year period and a 13% increase in speculative homes sold and delivered during the quarter to 285 homes, compared to 253 homes.

Gross margin from home sales for the 2012 second quarter increased to 20.5% compared to 17.0% (20.0%* excluding $6.0 million of inventory impairment charges) in the prior year period, primarily attributable to the improvement in gross margins from speculative homes sold and delivered during the quarter, offset by an increase in previously capitalized interest included in cost of home sales.  Excluding inventory impairment charges and previously capitalized interest costs, gross margin from home sales was 29.4%* for the 2012 second quarter versus 27.9%* for the 2011 second quarter.

The Company’s 2012 second quarter SG&A expenses (including Corporate G&A) were $42.0 million compared to $38.4 million for the prior year period, down 350 basis points as a percentage of home sale revenues to 15.3%, compared to 18.8% (17.8%* excluding $2.2 million of severance and other charges related to executive management changes) for the 2011 second quarter.  The improvement in the Company’s SG&A rate was primarily due to a 35% increase in revenues from home sales and the operating leverage inherent in our business. The Company’s G&A expenses (excluding incentive and stock-based compensation and charges related to executive management changes) were $21.0 million for the 2012 second quarter, compared to $20.8 million for the 2011 second quarter and $20.9 million for the 2012 first quarter.

Net new orders (excluding joint ventures) for the 2012 second quarter increased 45% from the 2011 second quarter to 1,108 homes on a slight increase in the number of average active selling communities, from 153 to 157, reflecting an increase in the Company’s monthly sales absorption rate for the 2012 second quarter to 2.4 per community, compared to 1.7 per community for the 2011 second quarter and 2.0 per community for the 2012 first quarter.  The Company’s cancellation rate for the 2012 second quarter was 11%, compared to 14% for the 2011 second quarter and 13% for the 2012 first quarter.

The dollar value of homes in backlog (excluding joint ventures) increased 50% to $439.7 million, or 1,266 homes, compared to $293.8 million, or 781 homes, for the 2011 second quarter, and increased 32% compared to $331.9 million, or 973 homes, for the 2012 first quarter.  The increase in year over year backlog value was driven primarily by a 45% increase in net new orders.

The Company used $56.6 million of cash in operating activities for the 2012 second quarter versus $122.0 million in the 2011 second quarter.  Cash flows used in operating activities for the 2012 second quarter included $96.6 million of cash land purchases and $34.5 million of land development costs, compared to $92.2 million and $31.6 million, respectively, for the 2011 second quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2012 second quarter were $74.5 million* versus $1.9 million* in the 2011 second quarter.  The year over year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 35% increase in home sale revenues.

The Company purchased $96.6 million of land (2,238 homesites) during the 2012 second quarter.  Approximately 36% of land purchases (based on land value) were located in California and 32% in Florida, with the balance spread throughout the Company’s other operations.  As of June 30, 2012, the Company owned or controlled 27,757 homesites, of which 14,966 owned homesites are actively selling or under development.  The homesites owned that are actively selling or under development represent a 5.1 year supply based on the Company’s deliveries for the trailing twelve months ended June 30, 2012.

Earnings Conference Call

A conference call to discuss the Company’s 2012 second quarter results will be held at 12:00 p.m. Eastern time July 27, 2012.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 204-4426 (domestic) or (913) 312-1457 (international); Passcode: 4884756. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 4884756.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 115,000 homes during its 47-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas and Colorado.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; community count growth; product mix; execution on our strategy; and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.

Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,		June 30,	Percentage	March 31,		Percentage
	2012		2011	or % Change	2012		or % Change
Operating Data	(Dollars in thousands)

Deliveries		815	610	34%		642	27%
Average selling price		$337	$335	1%		$343	(2%)
Home sale revenues		$274,872	$204,236	35%		$220,317	25%
Gross margin %		20.5%	17.0%	3.5%		20.0%	0.5%
Gross margin % from home sales (excluding impairments)*		20.5%	20.0%	0.5%		20.3%	0.2%
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*		29.4%	27.9%	1.5%		28.7%	0.7%
Inventory impairments	$	―	$5,959	(100%)	$	―	―
Severance and other charges	$	―	$2,178	(100%)	$	―	―
Incentive and stock-based compensation expense		$4,676	$4,178	12%		$3,905	20%
Selling expenses		$16,311	$11,306	44%		$12,866	27%
G&A expenses (excluding incentive and stock-based compensation
expenses and severance and other charges)		$20,965	$20,781	1%		$20,921	0%
SG&A expenses		$41,952	$38,443	9%		$37,692	11%
SG&A % from home sales		15.3%	18.8%	(3.5%)		17.1%	(1.8%)
SG&A % from home sales (excluding severance and other charges)*		15.3%	17.8%	(2.5%)		17.1%	(1.8%)

Net new orders		1,108	764	45%		934	19%
Average active selling communities		157	153	3%		158	(1%)
Monthly sales absorption rate per community		2.4	1.7	41%		2.0	20%
Cancellation rate		11%	14%	(3%)		13%	(2%)
Gross cancellations		138	129	7%		144	(4%)
Cancellations from current quarter sales		72	64	13%		79	(9%)
Backlog (homes)		1,266	781	62%		973	30%
Backlog (dollar value)		$439,694	$293,804	50%		$331,884	32%

Cash flows (uses) from operating activities		$(56,600)	$(121,963)	54%		$(42,118)	(34%)
Cash flows (uses) from investing activities		$(5,545)	$(5,475)	(1%)		$(2,346)	(136%)
Cash flows (uses) from financing activities		$(11,638)	$12,938			$6,607
Land purchases		$96,584	$92,171	5%		$33,986	184%
Adjusted Homebuilding EBITDA*		$41,810	$23,678	77%		$31,768	32%
Adjusted Homebuilding EBITDA Margin %*		15.2%	11.6%	3.6%		14.2%	1.0%
Homebuilding interest incurred		$35,305	$35,353	(0%)		$35,315	(0%)
Homebuilding interest capitalized to inventories owned		$31,876	$26,186	22%		$30,992	3%
Homebuilding interest capitalized to investments in JVs		$1,812	$1,723	5%		$1,793	1%
Interest amortized to cost of sales (incl. cost of land sales)		$24,465	$16,146	52%		$18,575	32%

	As of
	June 30,	March 31,	Percentage	December 31,	Percentage
	2012	2012	or % Change	2011	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$317,242	$394,368	(20%)	$438,157	(28%)
Inventories owned	$1,605,138	$1,525,930	5%	$1,477,239	9%
Homesites owned and controlled	27,757	26,117	6%	26,444	5%
Homes under construction	1,317	990	33%	940	40%
Completed specs	239	349	(32%)	383	(38%)
Deferred tax asset valuation allowance	$499,701	$507,208	(1%)	$510,621	(2%)
Homebuilding debt	$1,319,682	$1,326,080	(0%)	$1,324,948	(0%)
Stockholders' equity	$656,624	$637,912	3%	$623,754	5%
Stockholders' equity per share (including if-converted
preferred stock)*	$1.91	$1.86	3%	$1.82	5%
Total consolidated debt to book capitalization	67.5%	68.3%	(0.8%)	68.7%	(1.2%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	60.4%	59.4%	1.0%	58.7%	1.7%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$274,872	$204,236	$495,189	$347,935
Land sale revenues	―	109	3,385	109
Total revenues	274,872	204,345	498,574	348,044
Cost of home sales	(218,586)	(169,433)	(394,181)	(283,745)
Cost of land sales	―	(114)	(3,366)	(114)
Total cost of sales	(218,586)	(169,547)	(397,547)	(283,859)
Gross margin	56,286	34,798	101,027	64,185
Gross margin %	20.5%	17.0%	20.3%	18.4%
Selling, general and administrative expenses	(41,952)	(38,443)	(79,644)	(70,704)
Loss from unconsolidated joint ventures	(1,146)	(379)	(2,668)	(636)
Interest expense	(1,617)	(7,444)	(4,147)	(17,959)
Other income (expense)	307	977	4,591	1,269
Homebuilding pretax income (loss)	11,878	(10,491)	19,159	(23,845)
Financial Services:
Revenues	5,405	2,535	9,031	3,595
Expenses	(2,915)	(2,429)	(5,175)	(4,847)
Other income	84	41	147	56
Financial services pretax income (loss)	2,574	147	4,003	(1,196)
Income (loss) before income taxes	14,452	(10,344)	23,162	(25,041)
Provision for income taxes	(189)	(175)	(376)	(275)
Net income (loss)	14,263	(10,519)	22,786	(25,316)
Less: Net (income) loss allocated to preferred shareholder	(6,130)	4,554	(9,807)	10,968
Less: Net (income) loss allocated to unvested restricted stock	(15)	―	(12)	―
Net income (loss) available to common stockholders	$8,118	$(5,965)	$12,967	$(14,348)

Income (Loss) Per Common Share:
Basic	$0.04	$(0.03)	$0.07	$(0.07)
Diluted	$0.04	$(0.03)	$0.06	$(0.07)

Weighted Average Common Shares Outstanding:
Basic	195,746,733	193,577,324	195,427,992	193,369,182
Diluted	201,340,622	193,577,324	200,564,039	193,369,182

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	349,153,408	341,390,110	348,376,825	341,181,968

 CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$292,107	$406,785
Restricted cash	25,135	31,372
Trade and other receivables	18,987	11,525
Inventories:
Owned	1,605,138	1,477,239
Not owned	86,434	59,840
Investments in unconsolidated joint ventures	85,465	81,807
Deferred income taxes, net	3,360	5,326
Other assets	34,825	35,693
Total Homebuilding Assets	2,151,451	2,109,587
Financial Services:
Cash and equivalents	6,775	3,737
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	70,091	73,811
Mortgage loans held for investment, net	9,522	10,115
Other assets	3,187	1,838
Total Financial Services Assets	90,870	90,796
Total Assets	$2,242,321	$2,200,383

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$16,376	$17,829
Accrued liabilities	203,387	185,890
Secured project debt and other notes payable	4,934	3,531
Senior notes payable	1,276,258	1,275,093
Senior subordinated notes payable	38,490	46,324
Total Homebuilding Liabilities	1,539,445	1,528,667
Financial Services:
Accounts payable and other liabilities	1,825	1,154
Mortgage credit facilities	44,427	46,808
Total Financial Services Liabilities	46,252	47,962
Total Liabilities	1,585,697	1,576,629
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 450,829 shares issued and outstanding
at June 30, 2012 and December 31, 2011	5	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 199,933,447 and 198,563,273 shares
issued and outstanding at June 30, 2012 and
and December 31, 2011, respectively	1,999	1,985
Additional paid-in capital	1,246,058	1,239,180
Accumulated deficit	(585,983)	(608,769)
Accumulated other comprehensive loss, net of tax	(5,455)	(8,647)
Total Equity	656,624	623,754
Total Liabilities and Equity	$2,242,321	$2,200,383

INVENTORIES

	June 30,	December 31,
	2012	2011
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,087,209	$1,036,829
Homes completed and under construction	402,900	339,849
Model homes	115,029	100,561
Total inventories owned	$1,605,138	$1,477,239

Inventories Owned by Segment:
California	$914,633	$890,300
Southwest	337,225	302,686
Southeast	353,280	284,253
Total inventories owned	$1,605,138	$1,477,239

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$14,263	$(10,519)	$22,786	$(25,316)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	1,885	3,537	2,959	5,459
Inventory impairment charges and deposit write-offs	―	5,959	133	5,959
Other operating activities	1,912	1,273	4,040	2,558
Changes in cash and equivalents due to:
Trade and other receivables	(471)	(10,330)	(7,462)	(11,493)
Mortgage loans held for sale	(4,430)	(15,064)	4,103	(4,770)
Inventories - owned	(70,986)	(88,912)	(115,187)	(194,058)
Inventories - not owned	(872)	(9,990)	(3,499)	(12,800)
Other assets	(1,105)	(1,112)	(77)	2,028
Accounts payable	(3,368)	793	(1,453)	(138)
Accrued liabilities	6,572	2,402	(5,061)	458
Net cash provided by (used in) operating activities	(56,600)	(121,963)	(98,718)	(232,113)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(5,414)	(5,451)	(8,281)	(8,820)
Other investing activities	(131)	(24)	390	(704)
Net cash provided by (used in) investing activities	(5,545)	(5,475)	(7,891)	(9,524)

Cash Flows From Financing Activities:
Change in restricted cash	2,663	(1,401)	6,237	(5,576)
Principal payments on secured project debt and other notes payable	(178)	(118)	(644)	(523)
Principal payments on senior subordinated notes payable	(9,990)	―	(9,990)	―
Net proceeds from (payments on) mortgage credit facilities	(5,102)	14,178	(2,381)	4,529
Other financing activities	969	279	1,747	(4,489)
Net cash provided by (used in) financing activities	(11,638)	12,938	(5,031)	(6,059)

Net increase (decrease) in cash and equivalents	(73,783)	(114,500)	(111,640)	(247,696)
Cash and equivalents at beginning of period	372,665	598,175	410,522	731,371
Cash and equivalents at end of period	$298,882	$483,675	$298,882	$483,675

Cash and equivalents at end of period	$298,882	$483,675	$298,882	$483,675
Homebuilding restricted cash at end of period	25,135	33,814	25,135	33,814
Financial services restricted cash at end of period	1,295	2,870	1,295	2,870
Cash and equivalents and restricted cash at end of period	$325,312	$520,359	$325,312	$520,359

REGIONAL OPERATING DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
New homes delivered:
California	316	231	37%	541	401	35%
Arizona	64	43	49%	110	78	41%
Texas	137	96	43%	261	172	52%
Colorado	23	27	(15%)	47	44	7%
Nevada	6	5	20%	9	10	(10%)
Florida	134	111	21%	260	173	50%
Carolinas	135	97	39%	229	171	34%
Consolidated total	815	610	34%	1,457	1,049	39%
Unconsolidated joint ventures	10	6	67%	14	14	―
Total (including joint ventures)	825	616	34%	1,471	1,063	38%

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$465	$492	(5%)	$479	$480	(0%)
Arizona	206	211	(2%)	207	209	(1%)
Texas	300	299	0%	299	297	1%
Colorado	377	307	23%	377	309	22%
Nevada	194	198	(2%)	192	195	(2%)
Florida	230	195	18%	237	198	20%
Carolinas	244	225	8%	236	223	6%
Consolidated	337	335	1%	340	332	2%
Unconsolidated joint ventures	426	549	(22%)	436	459	(5%)
Total (including joint ventures)	$338	$337	0%	$341	$333	2%

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Net new orders:
California	425	313	36%	752	545	38%
Arizona	93	33	182%	176	79	123%
Texas	151	139	9%	292	259	13%
Colorado	42	25	68%	68	51	33%
Nevada	1	2	(50%)	6	3	100%
Florida	208	142	46%	394	257	53%
Carolinas	188	110	71%	354	222	59%
Consolidated total	1,108	764	45%	2,042	1,416	44%
Unconsolidated joint ventures	16	8	100%	24	16	50%
Total (including joint ventures)	1,124	772	46%	2,066	1,432	44%

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Average number of selling communities during the period:
California	53	53	―	52	49	6%
Arizona	7	8	(13%)	8	9	(11%)
Texas	20	21	(5%)	20	21	(5%)
Colorado	6	5	20%	6	5	20%
Nevada	―	1	(100%)	―	1	(100%)
Florida	36	35	3%	36	34	6%
Carolinas	35	30	17%	35	27	30%
Consolidated total	157	153	3%	157	146	8%
Unconsolidated joint ventures	2	3	(33%)	3	3	―
Total (including joint ventures)	159	156	2%	160	149	7%

REGIONAL OPERATING DATA (Continued)

	At June 30,
	2012		2011		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	385	$191,654	263	$157,217	46%	22%
Arizona	123	25,648	37	7,710	232%	233%
Texas	180	62,773	186	54,024	(3%)	16%
Colorado	54	21,317	37	12,117	46%	76%
Nevada	―	―	1	203	(100%)	(100%)
Florida	296	76,986	151	35,025	96%	120%
Carolinas	228	61,316	106	27,508	115%	123%
Consolidated total	1,266	439,694	781	293,804	62%	50%
Unconsolidated joint ventures	13	5,997	7	2,558	86%	134%
Total (including joint ventures)	1,279	$445,691	788	$296,362	62%	50%

	At June 30,
	2012	2011	% Change
Homesites owned and controlled:
California	8,926	9,533	(6%)
Arizona	1,820	1,883	(3%)
Texas	4,038	4,259	(5%)
Colorado	690	741	(7%)
Nevada	1,124	1,138	(1%)
Florida	6,937	5,864	18%
Carolinas	4,222	2,985	41%
Total (including joint ventures)	27,757	26,403	5%

Homesites owned	21,369	19,121	12%
Homesites optioned or subject to contract	5,176	5,848	(11%)
Joint venture homesites	1,212	1,434	(15%)
Total (including joint ventures)	27,757	26,403	5%

Homesites owned:
Raw lots	3,570	3,665	(3%)
Homesites under development	6,582	3,945	67%
Finished homesites	5,464	6,085	(10%)
Under construction or completed homes	2,089	1,801	16%
Held for sale	3,664	3,625	1%
Total	21,369	19,121	12%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	June 30, 2012	Gross Margin %	June 30, 2011	Gross Margin %	March 31, 2012	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$274,872		$204,236		$220,317
Less: Cost of home sales	(218,586)		(169,433)		(175,595)
Gross margin from home sales	56,286	20.5%	34,803	17.0%	44,722	20.3%
Add: Inventory impairment charges	―		5,959		―
Gross margin from home sales, excluding
impairment charges	56,286	20.5%	40,762	20.0%	44,722	20.3%
Add: Capitalized interest included in cost
of home sales	24,465	8.9%	16,108	7.9%	18,556	8.4%
Gross margin from home sales, excluding
impairment charges and interest amortized
to cost of home sales	$80,751	29.4%	$56,870	27.9%	$63,278	28.7%

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding severance and other charges related to management changes.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended
	June 30, 2012	June 30, 2011	March 31, 2012
	(Dollars in thousands)

Selling, general and administrative expenses	$41,952	$38,443	$37,692
Less: Severance and other charges	―	(2,178)	―
Selling, general and administrative expenses, excluding severance and other charges	$41,952	$36,265	$37,692
SG&A % from home sales, excluding severance and other charges	15.3%	17.8%	17.1%

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	June 30, 2012	June 30, 2011	March 31, 2012
	(Dollars in thousands)

Cash flows used in operations	$(56,600)	$(121,963)	$(42,118)
Add: Cash land purchases	96,584	92,171	33,986
Add: Land development costs	34,514	31,642	31,778
Cash inflows from operations (excluding land purchases and development costs)	$74,498	$1,850	$23,646

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2012	June 30, 2011	March 31, 2012	2012	2011
	(Dollars in thousands)

Net income (loss)	$14,263	$(10,519)	$8,523	$31,685	$(42,630)
Provision (benefit) for income taxes	189	175	187	45	(643)
Homebuilding interest amortized to cost of sales and interest expense	26,082	23,590	21,105	96,906	90,239
Homebuilding depreciation and amortization	575	663	590	2,483	2,304
Amortization of stock-based compensation	1,885	3,537	1,074	8,739	11,824
EBITDA	42,994	17,446	31,479	139,858	61,094
Add:
Cash distributions of income from unconsolidated joint ventures	160	―	―	160	20
Impairment charges and deposit write-offs	―	5,959	133	9,508	7,877
Loss on early extinguishment of debt	―	―	―	―	24,838
Less:
Income (loss) from unconsolidated joint ventures	(1,146)	(379)	(1,522)	(1,825)	1,190
Income (loss) from financial services subsidiary	2,490	106	1,366	6,614	(650)
Adjusted Homebuilding EBITDA	$41,810	$23,678	$31,768	$144,737	$93,289
Homebuilding revenues	$274,872	$204,345	$223,702	$1,033,523	$767,934
Adjusted Homebuilding EBITDA Margin %	15.2%	11.6%	14.2%	14.0%	12.1%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2012	June 30, 2011	March 31, 2012	2012	2011
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(56,600)	$(121,963)	$(42,118)	$(189,218)	$(351,990)
Add:
Provision (benefit) for income taxes	189	175	187	45	(643)
Homebuilding interest amortized to cost of sales and interest expense	26,082	23,590	21,105	96,906	90,239
Less:
Income (loss) from financial services subsidiary	2,490	106	1,366	6,614	(650)
Depreciation and amortization from financial services subsidiary	28	233	16	79	1,200
(Gain) loss on disposal of property and equipment	3	(2)	―	182	(1)
Net changes in operating assets and liabilities:
Trade and other receivables	471	10,330	6,991	1,327	3,390
Mortgage loans held for sale	4,430	15,064	(8,533)	34,788	(33,170)
Inventories-owned	70,986	88,912	44,201	203,576	305,653
Inventories-not owned	872	9,990	2,627	10,426	23,111
Other assets	1,105	1,112	(1,028)	(4,107)	(4,082)
Accounts payable and accrued liabilities	(3,204)	(3,195)	9,718	(2,131)	61,330
Adjusted Homebuilding EBITDA	$41,810	$23,678	$31,768	$144,737	$93,289

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
	(Dollars in thousands)

Total consolidated debt	$1,364,109	$1,375,609	$1,371,756	$1,357,437
Less:
Financial services indebtedness	(44,427)	(49,529)	(46,808)	(34,873)
Homebuilding cash	(317,242)	(394,368)	(438,157)	(507,207)
Adjusted net homebuilding debt	1,002,440	931,712	886,791	815,357
Stockholders' equity	656,624	637,912	623,754	607,269
Total adjusted book capitalization	$1,659,064	$1,569,624	$1,510,545	$1,422,626

Total consolidated debt to book capitalization	67.5%	68.3%	68.7%	69.1%

Adjusted net homebuilding debt to total adjusted book capitalization	60.4%	59.4%	58.7%	57.3%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include common shares issuable upon conversion of our outstanding Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	June 30,	March 31,	December 31,
	2012	2012	2011

Actual common shares outstanding	199,933,447	199,423,826	198,563,273
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)	(3,919,904)
Pro forma common shares outstanding	343,826,329	343,316,708	342,456,155

Stockholders' equity (Dollars in thousands)	$656,624	$637,912	$623,754
Divided by pro forma common shares outstanding	÷ 343,826,329	÷ 343,316,708	÷ 342,456,155
Pro forma stockholders' equity per common share	$1.91	$1.86	$1.82